345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces First Quarter 2022 Financial Results

•	First quarter net sales from continuing operations of $1.663 billion increased 3.9% and 6.8% on a constant currency[1] basis
•	First quarter diluted earnings per share from continuing operations were $0.35; adjusted[1] diluted earnings per share from continuing operations were $1.61
•	Company updates 2022 financial guidance, raising and tightening range for full year outlook
•	Completed the spinoff of ZimVie Inc. on March 1, 2022

(WARSAW, IN) May 3, 2022 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended March 31, 2022.  The Company reported first quarter net sales from continuing operations of $1.663 billion, an increase of 3.9% over the prior year period, and an increase of 6.8% on a constant currency basis. Net earnings from continuing operations for the first quarter were $73.0 million, or $337.4 million on an adjusted1 basis.

Diluted earnings per share from continuing operations were $0.35 for the first quarter, and adjusted diluted earnings per share from continuing operations were $1.61.

[1]	Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

“We are encouraged by the better than expected results seen in Q1, driven by COVID recovery and continued execution by the Zimmer Biomet team. This performance increases our confidence level for 2022 and we are raising and tightening our guidance accordingly,” said Bryan Hanson, Chairman, President and CEO of Zimmer Biomet. “Our underlying business remains strong, fueled by innovation in our portfolio and an acceleration of our transformation activities. I continue to be proud of how the Zimmer Biomet team is executing against our mission so that we can serve healthcare providers and their patients while delivering value for shareholders.”

Recent Highlights

Aligned with the ongoing transformation of Zimmer Biomet’s business, key first quarter highlights include:

•	Successful completion of the spinoff of ZimVie, Zimmer Biomet's former spine and dental businesses, on March 1, 2022.
•

Launch of WalkAI™, a dynamic artificial intelligence (AI) model designed to predict which patients will have a lower walk speed at 90 days after hip or knee surgery. WalkAI, Zimmer Biomet’s first AI-based solution, adds powerful predictive analytic capabilities to ZBEdge™, a suite of integrated smart, digital and robotic technologies purposefully engineered to deliver transformative data-powered clinical insights with the goal of improving patient outcomes.

•

Receipt of key recognition and awards including: earning a 100 percent rating on the 2022 Human Rights Campaign (HRC) Foundation's Corporate Equality Index, a globally recognized, national benchmarking survey on corporate policies, practices and benefits pertinent to LGBTQ+ workplace equity; ranking among the top 500 companies on Forbes’ list of America’s Best Large Employers for 2022; and inclusion in Fast Company’s list of Most Innovative Robotics Companies in 2022 for ROSA® Robotics, a multi-application platform that utilizes Zimmer Biomet’s leading implants and data technologies to redefine robotics by providing real-time insights to optimize patient outcomes.

ZimVie Spinoff Transaction

The Company completed the spinoff of ZimVie Inc. (ZimVie) on March 1, 2022. The historical results of the spine and dental businesses that were contributed to ZimVie in the spinoff are excluded from net sales and expenses and reflected as discontinued operations in the Company’s Condensed Consolidated Statements of Earnings for the periods presented in this release.  The financial information presented in this release reflects the Company’s results on a continuing operations basis, and prior periods have been recast to conform to this presentation.

Geographic and Product Category Sales

In the three-month period ended March 31, 2022, the Company updated its geographic sales reporting.  Geographic results now are presented by a United States geography and an International geography.  Previously, net sales were reported by three geographies: Americas, EMEA, and Asia Pacific.

Prior period net sales have been reclassified to the current presentation, including reclassification of net sales related to the spine and dental businesses to discontinued operations.

Please see the attached schedules accompanying this press release for additional details on performance in the quarter, including net sales by Zimmer Biomet’s two geographies and four product categories.

The following sales table provides results by geography and product category for the three-month period ended March 31, 2022, as well as the percentage change compared to the prior year period, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED MARCH 31, 2022
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$941.2	5.8%	5.8%
International	722.0	1.4	8.1
Total	$1,663.2	3.9%	6.8%
Product Categories
Knees
United States	$379.5	11.7%	11.7%
International	283.3	3.1	10.1
Total	662.8	7.9	11.0
Hips
United States	224.6	3.3	3.3
International	226.4	(1.4)	5.6
Total	451.0	0.9	4.5
S.E.T. *	416.8	(0.2)	1.8
Other	132.6	8.2	11.5
Total	$1,663.2	3.9%	6.8%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Financial Guidance

The Company is updating its full-year 2022 financial guidance to raise and tighten its previous projected ranges for revenue growth, foreign currency exchange impact and adjusted diluted EPS from continuing operations:

Projected Year Ending December 31, 2022
	Previous Guidance	Updated Guidance
2022 Reported Revenue Change	(4.0)% - 0.0%	(1.5)% - 0.5%
Foreign Currency Exchange Impact	(2.0)%	(3.5)%
Adjusted Operating Profit Margin(1)	26.5% - 27.5%	26.5% - 27.5%
Adjusted Tax Rate(1)	16.0% - 16.5%	16.0% - 16.5%
Adjusted Diluted EPS from Continuing Operations(1)	$6.40 - $6.80	$6.65 - $6.85
(1)

These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures.”

Conference Call

The Company will conduct its first quarter investor conference call today, May 3, 2022, at 8:30 a.m. ET.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales from continuing operations change information for the three-month period ended March 31, 2022 is presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings from continuing operations and diluted earnings per share from continuing operations for the three-month periods ended March 31, 2022 and 2021 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings from continuing operations and adjusted diluted earnings per share from continuing operations exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Free cash flow from continuing operations is an additional non-GAAP measure that is presented in this press release.  Free cash flow from continuing operations is computed by deducting additions to instruments and other property, plant and equipment of continuing operations from net cash provided by operating activities from continuing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.  This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts.  These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share from continuing operations and free cash flow from continuing operations are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2022.  We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures.  For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration, divestiture and related; certain legal and tax matters; and discontinued operations.  We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts.  For example, the timing of certain transactions is difficult to predict because management's plans may change.  In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.  It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, the impact of the COVID-19 pandemic on our business, including any continued recovery, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective surgical procedures and our ability to collect accounts receivable; the failure of vaccine rollouts and other strategies to mitigate or reverse the impacts of the COVID-19 pandemic; the failure of elective surgical procedures to recover at the levels or on the timeline anticipated; the risks and uncertainties related to our ability to successfully execute our restructuring plans; our ability to attract, retain and develop the highly skilled employees we need to support our business; the risks and uncertainties associated with the spinoff of ZimVie Inc., including, without limitation, the tax-free nature of the transaction, the tax-efficient nature of any subsequent disposal of any ZimVie Inc. common stock we retain, possible disruptions in our relationships with customers, suppliers and other business partners and the possibility that the anticipated benefits and synergies of the transaction, strategic and competitive advantages, and future growth and other opportunities will not be realized within the expected time periods or at all; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by the U.S. Food and Drug Administration (FDA), while continuing to satisfy the demand for our products; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; the ability to retain the employees, independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, including the volume-based procurement in China; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; the effects of inflation, including the effects of different rates of inflation in different countries, on our costs, especially of titanium used in our products, and the costs of our products; the effects of supply chain continuity disruptions; and the impact of the ongoing financial and political uncertainty on countries in EMEA relating to the Russian-Ukrainian crisis and otherwise, on the ability to collect accounts receivable in affected countries. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 and 2021
(in millions, except per share amounts, unaudited)

	2022	2021
Net Sales	$1,663.2	$1,601.4
Cost of products sold, excluding intangible asset amortization	500.0	436.3
Intangible asset amortization	130.8	133.6
Research and development	96.9	81.0
Selling, general and administrative	684.5	657.0
Restructuring and other cost reduction initiatives	43.9	21.3
Quality remediation	6.5	10.1
Acquisition, integration, divestiture and related	2.2	3.4
Operating expenses	1,464.8	1,342.7
Operating Profit	198.4	258.7
Other (expense) income, net	(56.1)	7.7
Interest expense, net	(41.1)	(52.3)
Earnings from continuing operations before income taxes	101.2	214.1
Provision for income taxes from continuing operations	28.0	21.1
Net Earnings from continuing operations	73.2	193.0
Less: Net earnings (loss) attributable to noncontrolling interest	0.2	(0.4)
Net Earnings from Continuing Operations of Zimmer Biomet Holdings, Inc.	73.0	193.4
(Loss) earnings from discontinued operations, net of taxes	(58.8)	4.7
Net Earnings of Zimmer Biomet Holdings, Inc.	14.2	198.1

Earnings Per Common Share - Basic
Earnings from continuing operations	$0.35	$0.93
(Loss) earnings from discontinued operations	(0.28)	0.02
Net Earnings Per Common Share - Basic	$0.07	$0.95
Earnings Per Common Share - Diluted
Earnings from continuing operations	$0.35	$0.92
(Loss) earnings from discontinued operations	(0.28)	0.02
Net Earnings Per Common Share - Diluted	$0.07	$0.94
Weighted Average Common Shares Outstanding
Basic	209.2	208.0
Diluted	210.1	210.2

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$435.8	$378.1
Receivables, net	1,254.2	1,259.6
Inventories	2,132.1	2,148.0
Other current assets	694.7	597.7
Current assets of discontinued operations	-	501.6
Total current assets	4,516.8	4,885.0
Property, plant and equipment, net	1,825.9	1,836.6
Goodwill	8,895.9	8,919.4
Intangible assets, net	5,391.5	5,533.6
Other assets	987.4	1,005.0
Noncurrent assets of discontinued operations	-	1,276.8
Total Assets	$21,617.5	$23,456.4
Liabilities and Stockholders' Equity
Current liabilities	$1,659.6	$1,685.6
Current portion of long-term debt	1,014.5	1,605.1
Current liabilities of discontinued operations	-	177.2
Other long-term liabilities	1,635.7	1,690.0
Long-term debt	5,286.3	5,463.7
Noncurrent liabilities of discontinued operations	-	168.4
Stockholders' equity	12,021.4	12,666.4
Total Liabilities and Stockholders' Equity	$21,617.5	$23,456.4

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 and 2021
(in millions, unaudited)

	2022	2021
Cash flows provided by (used in) operating activities from continuing operations
Net earnings from continuing operations	$73.2	$193.0
Depreciation and amortization	233.8	235.7
Share-based compensation	23.2	20.1
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(2.5)	(4.9)
Receivables	(14.2)	34.8
Inventories	(0.6)	(85.2)
Accounts payable and accrued expenses	(15.9)	(138.3)
Other assets and liabilities	18.7	(31.7)
Net cash provided by operating activities from continuing operations	315.7	223.5
Cash flows provided by (used in) investing activities from continuing operations
Additions to instruments	(56.4)	(72.2)
Additions to other property, plant and equipment	(36.4)	(25.8)
Net investment hedge settlements	12.7	3.1
Investments in other assets	(1.0)	(13.2)
Net cash used in investing activities from continuing operations	(81.1)	(108.1)
Cash flows provided by (used in) financing activities from continuing operations
Proceeds from revolving facility	100.0	-
Redemption of senior notes	(750.0)	(200.0)
Dividends paid to stockholders	(50.2)	(49.8)
Proceeds from employee stock compensation plans	40.5	65.3
Distribution from ZimVie, Inc.	540.6	-
Business combination contingent consideration payments	-	(5.8)
Other financing activities	(3.3)	(5.5)
Net cash used in financing activities from continuing operations	(122.4)	(195.8)
Cash flows provided by (used in) discontinued operations
Net cash (used in) provided by operating activities	(78.5)	23.0
Net cash used in investing activities	(7.2)	(14.2)
Net cash used in financing activities	(68.1)	-
Net cash flows (used in) provided by discontinued operations	(153.8)	8.8
Effect of exchange rates on cash and cash equivalents	(1.1)	(6.2)
Decrease in cash and cash equivalents	(42.7)	(77.8)
Cash and cash equivalents, beginning of period (includes $100.4 and $27.4 at January 1, 2022 and 2021, respectively, of discontinued operations cash)	478.5	802.1
Cash and cash equivalents, end of period (includes $24.9 at March 31, 2021 of discontinued operations cash)	$435.8	$724.3

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	March 31, 2022 vs. 2021
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	5.8%	-%	5.8%
International	1.4	(6.7)	8.1
Total	3.9%	(2.9)%	6.8%
Product Categories
Knees
United States	11.7%	-%	11.7%
International	3.1	(7.0)	10.1
Total	7.9	(3.1)	11.0
Hips
United States	3.3	-	3.3
International	(1.4)	(7.0)	5.6
Total	0.9	(3.6)	4.5
S.E.T.	(0.2)	(2.0)	1.8
Other	8.2	(3.3)	11.5
Total	3.9%	(2.9)%	6.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH, 2022 and 2021
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2022
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other (expense) income, net	Provision for income taxes from continuing operations	Net Earnings from Continuing Operations of Zimmer Biomet Holdings, Inc.	Diluted earnings from continuing operations per common share
As Reported	$500.0	$130.8	$96.9	$684.5	$43.9	$6.5	$2.2	$(56.1)	$28.0	$73.0	$0.35
Inventory and manufacturing-related charges(1)	(10.9)	-	-	-	-	-	-	-	7.6	3.3	0.01
Intangible asset amortization(2)	-	(130.8)	-	-	-	-	-	-	25.9	104.9	0.50
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(43.9)	-	-	-	6.4	37.5	0.18
Quality remediation(4)	-	-	-	-	-	(6.5)	-	-	1.5	5.0	0.02
Acquisition, integration, divestiture and related(5)	-	-	-	-	-	-	(2.2)	-	3.0	(0.8)	-
Litigation(6)	-	-	-	(31.6)	-	-	-	-	6.9	24.7	0.12
European Union Medical Device Regulation(7)	-	-	(10.7)	-	-	-	-	-	2.3	8.4	0.04
Other charges(8)	-	-	-	(4.2)	-	-	-	60.5	1.4	63.3	0.30
Other certain tax adjustments(9)	-	-	-	-	-	-	-	-	(18.1)	18.1	0.09
As Adjusted	$489.1	$-	$86.2	$648.7	$-	$-	$-	$4.4	$64.9	$337.4	$1.61

FOR THE THREE MONTHS ENDED MARCH 31, 2021
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration, divestiture and related	Other (expense) income, net	Provision for income taxes from continuing operations	Net Earnings from Continuing Operations of Zimmer Biomet Holdings, Inc.	Diluted earnings from continuing operations per common share
As Reported	$436.3	$133.6	$81.0	$657.0	$21.3	$10.1	$3.4	$7.7	$21.1	$193.4	$0.92
Inventory and manufacturing-related charges(1)	5.9	-	-	-	-	-	-	-	5.4	(11.3)	(0.05)
Intangible asset amortization(2)	-	(133.6)	-	-	-	-	-	-	27.4	106.2	0.50
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(21.3)	-	-	-	5.0	16.3	0.08
Quality remediation(4)	-	-	-	-	-	(10.1)	-	-	2.3	7.8	0.04
Acquisition, integration, divestiture and related(5)	-	-	-	-	-	-	(3.4)	-	1.7	1.7	0.01
Litigation(6)	-	-	-	(6.1)	-	-	-	-	0.6	5.5	0.02
European Union Medical Device Regulation(7)	-	-	(6.5)	-	-	-	-	-	1.4	5.1	0.02
Other charges(8)	-	-	-	(2.9)	-	-	-	(4.1)	(1.5)	0.3	-
Other certain tax adjustments(9)	-	-	-	-	-	-	-	-	(1.5)	1.5	0.01
As Adjusted	$442.2	$-	$74.5	$648.0	$-	$-	$-	$3.6	$61.9	$326.5	$1.55

(1)

Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, incremental cost of products sold from stepping up inventory to its fair value from its manufactured cost in business combination accounting and other inventory and manufacturing-related charges or gains.

(2)

We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In December 2019 and 2021, we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and to prepare for the planned spinoff of ZimVie.  Restructuring and other cost reduction initiatives also include other cost reduction initiatives that have the goal of reducing costs across the organization.  The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as retention period salaries and benefits and relocation costs.

(4)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its previous inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(5)

The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions and gains related to a transition services agreement for services we will provide to ZimVie and a transition manufacturing and supply agreement for products we will supply to ZimVie for a limited period.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products, patent litigation and commercial litigation related to a common matter in multiple jurisdictions.  In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices.  The incremental costs primarily include temporary personnel and third-party professionals necessary to supplement our internal resources.

(8)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures.  These include costs related to legal entity, distribution and manufacturing optimization, including contract terminations, and gains and losses from changes in fair value on our equity investments including our investment in ZimVie.

(9)

Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions and impacts of significant tax reform including Swiss reform.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES FROM
CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 and 2021
(in millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities from continuing operations	$315.7	$223.5
Additions to instruments	(56.4)	(72.2)
Additions to other property, plant and equipment	(36.4)	(25.8)
Free cash flow from continuing operations	$222.9	$125.5

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN FROM CONTINUING OPERATIONS
TO ADJUSTED GROSS PROFIT & MARGIN FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 and 2021
(in millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Net Sales	$1,663.2	$1,601.4
Cost of products sold, excluding intangible asset amortization	500.0	436.3
Intangible asset amortization	130.8	133.6
Gross Profit	$1,032.4	$1,031.5

Inventory and manufacturing-related charges	10.9	(5.9)
Intangible asset amortization	130.8	133.6
Adjusted gross profit	$1,174.1	$1,159.2

Gross margin	62.1%	64.4%
Inventory and manufacturing-related charges	0.6	(0.4)
Intangible asset amortization	7.9	8.4
Adjusted gross margin	70.6%	72.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN FROM CONTINUING OPERATIONS TO ADJUSTED OPERATING PROFIT & MARGIN FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 and 2021
(in millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Operating profit	$198.4	$258.7
Inventory and manufacturing-related charges	10.9	(5.9)
Intangible asset amortization	130.8	133.6
Restructuring and other cost reduction initiatives	43.9	21.3
Quality remediation	6.5	10.1
Acquisition, integration, divestiture and related	2.2	3.4
Litigation	31.6	6.1
European Union Medical Device Regulation	10.7	6.5
Other charges	4.2	2.9
Adjusted operating profit	$439.2	$436.7

Operating profit margin	11.9%	16.2%
Inventory and manufacturing-related charges	0.6	(0.4)
Intangible asset amortization	7.9	8.4
Restructuring and other cost reduction initiatives	2.6	1.3
Quality remediation	0.4	0.6
Acquisition, integration, divestiture and related	0.2	0.2
Litigation	1.9	0.4
European Union Medical Device Regulation	0.6	0.4
Other charges	0.3	0.2
Adjusted operating profit margin	26.4%	27.3%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS TO ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 and 2021
(unaudited)

	Three Months Ended March 31,
	2022	2021
Effective tax rate	27.8%	9.8%
Tax effect of adjustments made to earnings before taxes(1)	6.1	7.0
Other certain tax adjustments	(17.8)	(0.8)
Adjusted effective tax rate	16.1%	16.0%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF MARCH 31, 2022 and DECEMBER 31, 2021
(in millions, unaudited)

	March 31, 2022	December 31, 2021
Debt, both current and long-term	$6,300.8	$7,068.8
Cash and cash equivalents	(435.8)	(378.1)
Net debt	$5,865.0	$6,690.7